Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter and Year Ended December 31, 2022

Reports Adjusted Net Investment Income of $0.35 per share

Declares a First Quarter Distribution to $0.32 per Share and Announces a Supplemental Dividend Program

NEW YORK--(BUSINESS WIRE) — February 27, 2023 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter and year ended December 31, 2022. The Company reported fourth quarter adjusted net investment income1 of $0.35 per weighted average share and net asset value (“NAV”) per share of $13.02, compared to $13.20 on September 30, 2022. The Company also announced that its board of directors declared a first quarter distribution of $0.32 per share, which will be payable on March 31, 2023 to holders of record as of March 17, 2023.

Selected Financial Highlights

(in thousands, except per share data)	December 31, 2022
Investment Portfolio[2]	$3,237,786
Total Assets	$3,354,927
Total Statutory Debt[3]	$1,697,860
NAV[4]	$1,314,473

NAV per Share	$13.02
Adjusted Net Investment Income per Weighted Average Share	$0.35
Distribution Paid per Share	$0.32
Statutory Debt/Equity	1.29x
Statutory Debt/Equity (net of available cash)	1.25x

Supplemental Information Regarding Adjusted Net Investment Income

	Three Months Ended December 31, 2022
(in millions, except per share data)	GAAP	Non-recurring Adjustments[1]	Adjusted[1]
Net investment income ("NII")	$25.0	$10.5	$35.5
Net investment income per weighted average share	$0.25	$0.10	$0.35

Management Comments on Fourth Quarter Performance

“New Mountain delivered strong results in 2022 highlighting the power of our 'defensive growth' strategy focused on sectors that drive attractive risk-adjusted earnings in any economic landscape,” said Steven B. Klinsky, NMFC Chairman. “We have a deep team with discipline and industry knowledge to capitalize in the direct lending market as we execute against our strategic initiatives in the coming years.”

John R. Kline, CEO, commented: “As the rate environment continues to provide an earnings tailwind, our adjusted net investment income per share outpaced our quarterly distributions in Q4 and will provide us with capital allocation optionality in 2023. We are confident that our consistent operating performance, enhanced strength from our differentiated underwriting model and a rising interest rate environment will result in net investment income per share exceeding our quarterly dividend for the foreseeable future. Additionally, we introduced a supplemental dividend program to ensure we are optimizing our ability to return capital to shareholders in 2023.”

Robert A. Hamwee, Vice Chairman, added: “NMFC’s portfolio continues to be well positioned as a result of our defensive growth investment strategy. We delivered ample dividend coverage with Q4 adjusted net investment income of $0.35 per share. Additionally, our team has maintained excellent credit quality even in this challenging economic environment, with over 92% of the portfolio rated Green on our risk rating scale.”

Portfolio and Investment Activity2

As of December 31, 2022, the Company’s NAV4 was $1,314.5 million and its portfolio had a fair value of $3,237.8 million in 108 portfolio companies, with a weighted average YTM at Cost5 of approximately 11.3%. For the three months ended December 31, 2022, the Company generated $93.9 million of originations6, and had $8.1 million of asset sales and cash repayments6 of $93.0 million.

Consolidated Results of Operations7

Quarterly Results

The Company’s total investment income for the three months ended December 31, 2022 and 2021 was $73.9 million and $67.8 million, respectively. The Company’s total net expenses, after income tax expense, for the three months ended December 31, 2022 and 2021 were $48.9 million and $38.2 million, respectively. The Company's NII for the three months ended December 31, 2022 and 2021 was $25.0 million and $29.6 million, respectively. The Company's NII per share for the three months ended December 31, 2022 and 2021 was $0.25 and $0.31, respectively. For the three months ended December 31, 2022 and 2021, the Company recorded $(10.2) million and $22.6 million, respectively, of net realized and unrealized (losses) gains .

Annual Results

The Company’s total investment income for the years ended December 31, 2022 and 2021 was $293.4 million and $269.6 million, respectively. The Company’s total net expenses, after income tax expense, for the years ended December 31, 2022 and 2021 were $174.9 million and $152.1 million, respectively. For the years ended December 31, 2022 and 2021, the Company recorded $(43.8) million and $83.9 million, respectively, of net realized and unrealized (losses) gains.

Liquidity and Capital Resources

As of December 31, 2022, the Company had cash and cash equivalents of $71.2 million and total statutory debt outstanding of $1,697.9 million3. The Company's statutory debt to equity was 1.29x as of December 31, 2022. Additionally, the Company had $300.0 million of SBA-guaranteed debentures outstanding as of December 31, 2022. For the year ended December 31, 2022, the Company sold 2,950,300 shares of common stock under its equity distribution agreement. For the same period, the Company received total accumulated net proceeds of approximately $40.0 million, net of offering expenses, from these sales.

Portfolio and Asset Quality2

The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Red, Orange, Yellow and Green with Red reflecting an investment performing materially below expectations and Green reflecting an investment that is in-line with or above expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of December 31, 2022:

(in millions)	December 31, 2022
Risk Rating	Cost	Percent	Fair Value	Percent
Red	$72.0	2.2%	$24.3	0.7%
Orange	66.5	2.0%	42.7	1.3%
Yellow[2]	216.0	6.6%	184.0	5.8%
Green[8]	2,935.5	89.2%	2,986.8	92.2%
Total	$3,290.0	100.0%	$3,237.8	100.0%

As of December 31, 2022, all investments in the Company’s portfolio had a Green Risk Rating with the exception of nine portfolio companies that had a Yellow Risk Rating, five portfolio companies that had an Orange Risk Rating and two portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of December 31, 2022:

(in thousands, except per share data)
Investment Portfolio Composition	December 31, 2022	Percent of Total
First Lien	$1,753,967	54.2%
Second Lien[2]	577,746	17.8%
Subordinated	76,659	2.4%
Preferred Equity	184,276	5.7%
Investment Fund	252,400	7.8%
Common Equity and Other[8]	392,738	12.1%
Total	$3,237,786	100.0%

Recent Developments

On January 24, 2023, the Company’s board of directors declared a first quarter 2023 distribution of $0.32 per share payable on March 31, 2023 to holders of record as of March 17, 2023.

For future 2023 distributions, in addition to a quarterly base dividend of $0.32 per share, New Mountain's Board of Directors expects to declare, when applicable, a variable quarterly supplemental dividend in an amount to be determined each quarter. For quarters that adjusted net investment income per share exceeds the base dividend, New Mountain will pay supplemental dividends per share equal to one half of the earnings in excess of the dividend. More information about the go-forward dividend program is available in New Mountain’s investor presentation, distributed in parallel with today’s financial results.

On January 30, 2023, the Company caused notices to be issued to holders of the 2018A Unsecured Notes regarding the exercise of the Company's option to repay all of the $90.0 million in aggregate principal amount of issued and outstanding 2018A Unsecured Notes, which was repaid on January 27, 2023.

(1)	Adjusted net investment income for Q4 2022 includes $10.4 million of non-recurring interest, other income, other general and administrative expense and incentive fee adjustment related to National HME, Inc. and NHME Holdings Corp. and $0.1 million of accelerated deferred financing costs related to the tender offer on the 2018 Convertible Notes.

(2)	Includes collateral for securities purchased under collateralized agreements to resell.

(3)	Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.

(4)	Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).

(5)	References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the London Interbank Offered Rate (“LIBOR”), Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR, SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.

(6)	Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.

(7)	Excludes net income related to non-controlling interests in NMNLC. For the quarter ended December 31, 2022 and 2021, $0.2 million and $0.5 million, respectively, of dividend income is excluded from investment income, $0.0 million and $0.1 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $(0.2) million and $0.7 million, respectively, of realized and unrealized losses and gains, is excluded from net realized and unrealized gains and losses. For the years ended December 31, 2022 and 2021, $1.2 million and $1.4 million, respectively, of dividend income is excluded from investment income, $0.1 million and $0.1 million, respectively, of net direct and indirect professional, administrative, other general and administrative is excluded from net expenses, and $(1.3) million and $4.5 million, respectively, of realized and unrealized (losses) and gains, is excluded from net realized and unrealized gains and losses.

(8)	Includes investment held in NMNLC.

Finance Team Update

New Mountain also announced that Shiraz Y. Kajee, Chief Financial Officer and Treasurer, resigned from the Company, effective April 1, 2023. Mr. Kajee’s departure is not related to any disagreement relating to the Company's accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise). Mr. Kajee will remain in his current capacity through his departure on April 1, 2023. The Company has engaged an executive search firm to find its next Chief Financial Officer.

New Mountain Finance’s board of directors will appoint Laura C. Holson as the interim Chief Financial Officer and Treasurer of the Company upon Mr. Kajee’s departure, effective April 1, 2023, until the Company completes its search for Mr. Kajee’s permanent successor. In addition, Ms. Holson will continue in her role as Chief Operating Officer of the Company.

The Company’s investment adviser, believes that its management team, with the overall support of New Mountain Capital, is adequately staffed to support the Company.

Fourth Quarter 2022 Conference Call

New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Tuesday, February 28, 2023. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.

•	United States: (877) 443-9109

•	International: +1 (412) 317-1082

•	Live Audio Webcast

A replay of the conference call can be accessed one hour after the end of the conference call through February 28, 2024. To access the earnings webcast replay please visit the New Mountain Investor Relations website.

For additional details related to the quarter and year ended December 31, 2022, please refer to the New Mountain Finance Corporation Form 10-K filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

New Mountain Finance Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except shares and per share data)

	December 31, 2022	December 31, 2021
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,523,522 and $2,323,224, respectively)	$2,400,425	$2,283,779
Non-controlled/affiliated investments (cost of $85,971 and $80,801, respectively)	130,787	134,775
Controlled investments (cost of $650,474 and $722,467, respectively)	690,035	755,810
Total investments at fair value (cost of $3,259,967 and $3,126,492, respectively)	3,221,247	3,174,364
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	16,539	21,422
Cash and cash equivalents	71,190	58,077
Interest and dividend receivable	36,154	30,868
Other assets	9,797	11,081
Total assets	$3,354,927	$3,295,812
Liabilities
Borrowings
Holdings Credit Facility	$618,963	$545,263
Unsecured Notes	531,500	511,500
Convertible Notes	316,853	201,417
SBA-guaranteed debentures	300,000	300,000
DB Credit Facility	186,400	226,300
NMFC Credit Facility	40,359	127,192
NMNLC Credit Facility II	3,785	15,200
Deferred financing costs (net of accumulated amortization of $47,531 and $40,713, respectively)	(17,199)	(19,684)
Net borrowings	1,980,661	1,907,188
Management fee payable	10,524	10,164
Incentive fee payable	6,296	7,503
Interest payable	19,627	17,388
Payable for unsettled securities purchased	—	7,910
Payable to affiliates	78	556
Deferred tax liability	8,487	13
Other liabilities	3,063	2,478
Total liabilities	2,028,736	1,953,200
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 100,937,026 and 97,907,441 shares issued and outstanding, respectively	1,009	979
Paid in capital in excess of par	1,305,945	1,272,796
Accumulated undistributed earnings	7,519	47,470
Total net assets of New Mountain Finance Corporation	$1,314,473	$1,321,245
Non-controlling interest in New Mountain Net Lease Corporation	11,718	21,367
Total net assets	$1,326,191	$1,342,612
Total liabilities and net assets	$3,354,927	$3,295,812
Number of shares outstanding	100,937,026	97,907,441
Net asset value per share of New Mountain Finance Corporation	$13.02	$13.49

New Mountain Finance Corporation

Consolidated Statements of Operations

(in thousands, except shares and per share data)

	Year ended December 31,
	2022	2021	2020
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$184,367	$159,189	$184,705
PIK interest income	11,767	8,582	9,057
Dividend income	193	915	—
Non-cash dividend income	14,071	10,153	9,235
Other income	9,156	14,106	5,133
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,062	1,579	2,042
PIK interest income	1,043	434	(1,083)
Dividend income	—	288	2,611
Non-cash dividend income	4,109	4,835	(3,085)
Other income	250	345	1,282
From controlled investments:
Interest income (excluding PIK interest income)	9,438	5,470	7,803
PIK interest income	4,516	14,327	9,028
Dividend income	43,149	41,659	32,347
Non-cash dividend income	4,363	4,497	7,297
Other income	7,146	4,580	7,339
Total investment income	294,630	270,959	273,711
Expenses
Interest and other financing expenses	92,421	73,098	78,047
Management fee	46,617	52,960	53,032
Incentive fee	29,901	29,710	29,211
Professional fees	3,433	3,197	3,537
Administrative expenses	4,131	4,461	4,408
Other general and administrative expenses	2,338	1,923	1,845
Total expenses	178,841	165,349	170,080
Less: management and incentive fees waived	(4,402)	(13,104)	(12,811)
Less: expenses waived and reimbursed	(238)	(244)	(924)
Net expenses	174,201	152,001	156,345
Net investment income before income taxes	120,429	118,958	117,366
Income tax expense	825	118	22
Net investment income	119,604	118,840	117,344
Net realized gains (losses):
Non-controlled/non-affiliated investments	(737)	(3,167)	(4,305)
Non-controlled/affiliated investments	—	8,338	(3,497)
Controlled investments	53,440	(9,035)	4,188
New Mountain Net Lease Corporation	—	—	812
Foreign currency	827	15	—
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(81,197)	(23,466)	(47,907)
Non-controlled/affiliated investments	(9,156)	66,505	(3,233)
Controlled investments	6,219	49,347	(1,766)
Securities purchased under collateralized agreements to resell	(4,883)	—	—
Foreign currency	(1,115)	(81)	—
New Mountain Net Lease Corporation	—	—	(812)
(Provision) benefit for taxes	(8,474)	(114)	1,013
Net realized and unrealized (losses) gains	(45,076)	88,342	(55,507)
Net increase in net assets resulting from operations	74,528	207,182	61,837
Less: Net increase (decrease) in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	204	(5,783)	(3,364)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$74,732	$201,399	$58,473
Basic earnings per share	$0.75	$2.08	$0.60
Weighted average shares of common stock outstanding - basic	100,202,847	96,952,959	96,827,342
Diluted earnings per share	$0.74	$1.91	$0.60
Weighted average shares of common stock outstanding - diluted	115,426,198	110,210,545	110,084,927
Distributions declared and paid per share	$1.22	$1.20	$1.24

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. The Company invests a significant portion of its portfolio in unitranche loans, which are loans that combine both senior and subordinated debt, generally in a first-lien position. Because unitranche loans combine characteristics of senior and subordinated debt, they have risks similar to the risks associated with secured debt and subordinated debt according to the combination of loan characteristics of the unitranche loan. Certain unitranche loan investments may include “last-out” positions, which generally heighten the risk of loss. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $37 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19, the current conflict between Russia and Ukraine, and related changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.

CONTACT

New Mountain Finance Corporation

Investor Relations

Shiraz Y. Kajee, Authorized Representative

NMFCIR@newmountaincapital.com

(212) 220-3505